Exhibit 99.1

Issuer Direct Reports 68% Revenue Growth and 271% Increase in Net Income for the First Nine Months of 2013

Nine Month Gross Margins Reach 71% and Non-GAAP EPS Increases 110% to $0.65 as ISDR Leverages its Cloud-Based, SaaS, Recurring Revenue Model

MORRISVILLE, NC -- (Marketwired - November 14, 2013) - Issuer Direct Corporation (OTCBB: ISDR), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today reported its operating results for the three and nine months ended September 30, 2013. The Company will host an investor conference call at 8:30am EST today, to discuss operating results and relevant topics of interest.

Third Quarter 2013 Financial Highlights Compared with the Same Period Last Year

●	Revenue increased 73% to $2.1 million from $1.2 million
●	Gross profit increased 69% to $1.5 million from $874,679
●	Gross margin remained above 70%, consistent with the prior year
●	Non-GAAP net income increased 64% to 493,838 from $300,429
●	Non-GAAP diluted EPS increased 47% to $0.22 per share from $0.15
●	GAAP net income was $117,344 as compared to $213,591 in the prior year
●	GAAP diluted EPS was $0.05 per share as compared to $0.11 per share in the prior year
●	The Company's cash balance increased 54% to $1.9 million at September 30, 2013 as compared to December 31, 2012

Nine Month 2013 Financial Highlights Compared with the Same Period Last Year

●	Revenue increased 68% to $5.2 million from $3.1 million
●	Gross profit increased 84% to $3.7 million from $2.0 million
●	Gross margin increased to 71% from 65%
●	Non-GAAP net income increased 121% to $1.3 million from $602,378
●	Non-GAAP diluted EPS increased 110% to $0.65 per share from $0.31
●	GAAP net income increased to $697,964 as compared to $192,603 in the prior year
●	GAAP diluted EPS increased to $0.34 per share as compared to $0.10 per share in the prior year

Brian Balbirnie, CEO of Issuer Direct commented, “We are pleased with our overall performance for our third quarter, which included the acquisition and integration of PrecisionIR. Looking at the top line, revenue increased 73% and benefited in part from 40 days of contribution from PrecisionIR’s shareholder communications and webcasting business, and our blended gross margins remained consistent within our expectations, at 70%.”

Mr. Balbirnie continued, “We will spend a considerable amount of time in the remaining part of 2013 and all of 2014 expanding the Average Revenue Per Issuer (ARPI). The execution of this strategy will allow us to deliver on our growth plans as well as increase our market share in the businesses we focus on. It is our belief we will have success expanding the number and value of services per client, as well as the continued organic success in acquiring new clients.” Mr. Balbirnie concluded, “Overall, the demand for corporate services continues to be strong in the segments we serve.”

GAAP Financial Results

For the quarter ended September 30, 2013, Issuer Direct reported revenue of $2.1 million, compared with $1.2 million in the quarter ended September 30, 2012, an increase of 73%. Gross profit for the quarter ended September 30, 2013 increased to $1.5 million, compared to $874,679 in the quarter ended September 30, 2012. Overall gross profit margins remained over 70%, consistent with the prior year.

On a GAAP basis, the Company reported net income of $117,344 or $0.06 per diluted share for the quarter ended September 30, 2013 compared to net income of $213,591 or $0.11 per diluted share, for the same period in the prior year. Although gross profit was significantly higher, the Company incurred $88,347 of non-cash amortization expenses related to the acquisition of PrecisionIR, and incurred  $134,409 of non-cash interest expenses related to an 8% Note entered in to with Red Oak Partners to help fund the acquisition. Both of these items had a negative impact on net income but had no impact of the Company’s cash flows. The amortization of the debt discount is recorded as non-cash interest expense. Non-GAAP results backing out these non-cash expenses have been computed below.

Non-GAAP results

The Company generated non-GAAP net income for the third quarter ended September 30, 2013 of $493,838, or $0.22 per share, compared with non-GAAP net income of $300,429, or $0.15 per share, in the third quarter ended September 30, 2012. The Company generated non-GAAP net income for the nine months ended September 30, 2013 of $1,332,692, or $0.65 per share, compared with non-GAAP net income of $602,378, or $0.31 per share, in the nine months ended September 30, 2012.

Acquisition

On August 22, 2013, the Company acquired Richmond, Virginia based PrecisionIR Group, Inc., a leading provider of online investor relations and web-based corporate communications solutions to companies worldwide. Issuer Direct acquired all of the common stock of Precision IR Group, Inc. in exchange for cash proceeds of approximately $3.45 million. The  results of PrecisionIR during the third quarter of 2013 further demonstrate that the acquisition will have a significant impact on revenues, gross profits, and Non-GAAP earnings in the future as previously stated. The Company was able to almost double its revenues in the third quarter of 2013 compared to the prior year, although the results only included forty days of revenue for PrecisionIR. The Company anticipates that the growth rate in revenues in the fourth quarter of 2013 compared to the same period of the prior year will be higher than what was achieved in the third quarter of 2013.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements. (See detail in table at end of this release).

Conference Call Information

To participate in the conference call, please dial 1-877-407-8133 (international callers dial 201-689-8040) approximately five minutes prior to 8:30 a.m. Eastern Time (EST). Additionally, you can listen to the event online at: http://www.investorcalendar.com/IC/CEPage.asp?ID=171899.

A replay of the conference call will be available one hour after completion of the call until, November 21, 2013, at 11:59 p.m. EST. To access the replay, dial 1-877-660-6853 (international callers dial 1-201-612-7415) and enter the conference I.D. # 13572845

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7330
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended September 30,
	2013		2012
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$117,344	$0.05	$213,591	$0.11
Adjustments:
Amortization of intangible assets (1)	113,930	0.05	25,583	0.02
Stock based compensation (2)	66,345	0.03	61,255	0.03
Integration and acquisition costs (3)	62,032	0.02	-	-
Non-cash interest expense (4)	134,409	0.07	-	-
Non-GAAP net income:	$493,838	$0.22	$300,429	$0.15

	Nine Months ended September 30,
	2013		2012
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$697,964	$0.34	$192,603	$0.10
Adjustments:
Amortization of intangible assets (1)	165,097	0.08	81,917	0.04
Stock based compensation (2)	222,439	0.11	327,858	0.17
Integration and acquisition costs (3)	112,783	0.05	-	-
Non-cash interest expense (4)	134,409	0.07	-	-
Non-GAAP net income:	$1,332,692	$0.65	$602,378	$0.31

(1) The adjustments represent the amortization of intangible assets related to acquired companies.

(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3) The adjustments represent legal fees, consulting fees, and other non-recurring cost incurred in connection with the acquisition of PrecisionIR Group, Inc.

(4) The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc.  The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,926,674	$1,250,643
Accounts receivable, (net of allowance for doubtful accounts of $407,776 and $117,030, respectively)	1,688,385	544,684
Deferred income tax asset – current	264,000	49,000
Other current assets	577,775	38,710
Total current assets	4,456,834	1,883,037
Furniture, equipment and improvements, net	347,016	55,611
Deferred income tax – noncurrent	-	159,000
Intangible assets (net of accumulated amortization of $352,763 and $187,666, respectively)	4,243,237	388,334
Goodwill	1,502,887	43,195
Other noncurrent assets	22,351	12,069
Total assets	$10,572,325	$2,541,246
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$444,876	$62,886
Accrued expenses	1,794,168	263,753
Deferred revenue	1,189,220	112,906
Line of credit	500,000	150,000
Total current liabilities	3,928,264	589,545
Note payable (net of debt discount of $2,365,591 and $0, respectively)	134,409	-
Deferred tax liability	2,201,150	-
Other long term liabilities	147,800	105,554
Total liabilities	6,411,623	695,099
Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of September 30, 2013 and December 31, 2012.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 1,976,399 and 1,937,329 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively.	1,976	1,937
Additional paid-in capital	3,843,454	2,070,369
Other accumulated comprehensive loss	(39,247)	-
Retained Earnings (accumulated deficit)	354,519	(226,159)
Total stockholders' equity	4,160,702	1,846,147
Total liabilities and stockholders’ equity	$10,572,325	$2,541,246

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Revenues	$2,102,831	$1,215,511	$5,238,244	$3,120,544
Cost of services	627,532	340,832	1,539,244	1,106,966
Gross profit	1,475,299	874,679	3,699,000	2,013,578
Operating costs and expenses:
General and administrative	610,232	323,139	1,405,498	990,649
Sales and marketing	377,664	167,748	757,254	606,154
Depreciation and amortization	143,689	32,523	211,212	104,020
Total operating costs and expenses	1,131,585	523,410	2,373,964	1,700,823
Operating income	343,714	351,269	1,325,036	312,755
Other income (expense):
Interest income (expense), net	(154,076)	(678)	(151,778)	3,348
Total other income (expense)	(154,076)	(678)	(151,778)	3,348
Income before taxes	189,638	350,591	1,173,258	316,103
Income tax expense	72,294	137,000	475,294	123,500
Net Income	$117,344	$213,591	$697,964	$192,603
Income per share - basic	$0.06	$0.11	$0.36	$0.10
Income per share - fully diluted	$0.05	$0.11	$0.34	$0.10
Weighted average number of common shares outstanding - basic	1,968,871	1,931,438	1,954,314	1,892,703
Weighted average number of common shares outstanding - fully diluted	2,273,497	2,001,266	2,056,995	1,956,262

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net income	$117,344	$213,591	$697,964	$192,603
Foreign currency translation adjustment	(39,247)	-	(39,247)	-
Comprehensive income	$78,097	$213,591	$658,717	$192,603

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$697,964	$192,603
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	211,212	104,020
Bad debt expense	131,409	60,819
Deferred income taxes	7,326	100,906
Non-cash interest expense	134,409	-
Stock-based compensation expense	222,439	327,858
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	130,098	(264,785)
Decrease (increase) in deposits and prepaids	(172,189)	51,900
Increase (decrease) in accounts payable	89,538	(54,807)
Increase (decrease) in accrued expenses	74,982	(69,289)
Increase (decrease) in deferred revenue	(376,466)	(92,532)
Net cash provided by operating activities	1,150,722	356,693

Cash flows from investing activities:
Purchase of property and equipment	(40,444)	(9,065)
Purchase of acquired business, net of cash acquired	(3,178,399)	-
Acquisition of intangible assets	-	(281,000)
Net cash used in investing activities	(3,218,843)	(290,065)

Cash flows from financing activities:
Proceeds from exercise of stock options	50,685	30,825
Payment of dividend	(117,286)	(115,751)
Advances from line of credit (net)	350,000	255,000
Borrowings on long term debt	2,500,000	-
Net cash provided by financing activities	2,783,399	170,074

Effect of exchange rate changes on cash	(39,247)	-
Net change in cash	715,278	236,702
Cash – beginning	1,250,643	862,386
Cash – ending	$1,926,674	$1,099,088

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$21,739	9,126
Cash paid for income taxes	$446,564	$22,594
Non-cash activities:
Common stock issued for acquisition of customer list	$-	$140,000
Issuance of beneficial conversion feature to holder of note payable	$2,500,000	$-